Exhibit 99.1
Independent Auditor’s Report
The Board of Directors
baggallini, Inc.:
We have audited the accompanying balance sheets of baggallini, Inc. as of December 31, 2010 and 2009, and the related statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of baggallini, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Columbus, Ohio
June 13, 2011

baggallini, Inc.
Balance Sheets
December 31, 2010 and 2009
(in thousands, except data on common shares)

	2010	2009
ASSETS

Current assets:
Cash	$728	$1,091
Trade accounts receivable (less allowances of $195 and $231, respectively)	2,035	1,478
Inventory	4,186	4,016
Prepaid expenses and other	38	20

Total current assets	6,987	6,605

Property, plant and equipment, at cost	529	488
Less accumulated depreciation and amortization	235	227

Net property, plant and equipment	294	261

Total assets	$7,281	$6,866

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term debt	$23	$26
Accounts payable	210	328
Accrued expenses	295	260

Total current liabilities	528	614

Long-term debt, excluding current installments	95	33

Total liabilities	623	647

Commitments and contingencies (footnotes 4 and 8)	—	—

Shareholders’ equity:
Common shares, par value of $0.05 per share: 1,000 shares authorized, 200 issued and outstanding in 2010 and 2009; Common shares, non-voting, no par value: 99,000 shares authorized, 19,800 issued and outstanding in 2010 and 2009	1	1
Retained earnings	6,657	6,218

Total shareholders’ equity	6,658	6,219

Total liabilities and shareholders’ equity	$7,281	$6,866

See accompanying notes to financial statements.

2 – Exhibit 99.1

baggallini, Inc.
Statements of Income
Years Ended December 31, 2010 and 2009
(in thousands)

	2010	2009

Net sales	$17,143	$14,805
Cost of sales	7,232	6,415

Gross profit	9,911	8,390
Selling, general and administrative expenses	4,496	3,769

Operating profit	5,415	4,621
Interest income, net	4	3
Other income	44	40

Net earnings	$5,463	$4,664

See accompanying notes to financial statements.

3 – Exhibit 99.1

baggallini, Inc.
Statements of Shareholders’ Equity
Years Ended December 31, 2010 and 2009
(in thousands)

			Total
	Common shares	Retained earnings	shareholders’ equity

Balance at December 31, 2008	$1	$5,413	$5,414

Net earnings	—	4,664	4,664
Dividends declared	—	(3,859)	(3,859)

Balance at December 31, 2009	1	6,218	6,219

Net earnings	—	5,463	5,463
Dividends declared	—	(5,024)	(5,024)

Balance at December 31, 2010	$1	$6,657	$6,658

See accompanying notes to financial statements.

4 – Exhibit 99.1

baggallini, Inc.
Statements of Cash Flows
Years Ended December 31, 2010 and 2009
(in thousands)

	2010	2009
Operating activities:
Net earnings	$5,463	$4,664
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation expense	72	66
Loss on disposal of property, plant and equipment, net	16	—
Changes in:
Trade accounts receivable	(557)	495
Inventory	(170)	376
Prepaid expenses and other	(18)	45
Accounts payable	(118)	(368)
Accrued expenses	35	48

Net cash provided by operating activities	4,723	5,326

Investing activity:
Purchases of property, plant and equipment	(121)	(110)

Net cash used in investing activity	(121)	(110)

Financing activities:
Borrowings of long-term debt	85	—
Repayment of long-term debt	(26)	(377)
Dividends paid	(5,024)	(3,859)

Net cash used in financing activities	(4,965)	(4,236)

Net (decrease) increase in cash	(363)	980
Cash at the beginning of the year	1,091	111

Cash at the end of the year	$728	$1,091

Supplemental cash flow disclosure:
Interest paid	$4	$15
See accompanying notes to financial statements.

5 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
(1)	Summary of Significant Accounting Policies
(a)	Principal Business Activity

baggallini, Inc. (the “Company”) is an Oregon S Corporation founded in 1995. The Company designs and sells handbags, tote bags and travel accessories to wholesale customers. The Company’s primary distribution is through U.S. specialty stores, catalogs, online “E-tailer” based customers and international specialty stores. Manufacturing of Company products is contracted to companies located in China. The Company guarantees all products against manufacturer defects for up to one year. Company office and distribution facilities are located in Milwaukie, Oregon.

(b)	Use of Estimates

The Company’s financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c)	Inventory

Inventory held was comprised of finished goods inventory and was valued at the lower of cost or market as determined on the first-in, first-out (FIFO) basis.

(d)	Depreciation and Amortization

Depreciation and amortization expense has been computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of their respective leases or the useful life of the asset, if shorter. Depreciation and amortization expense is reflected as part of selling, general and administrative expenses in the accompanying statements of income.

(e)	Shipping and Handling Revenues and Costs

Freight costs incurred to ship product to customers are reported within cost of sales; any related billings to customers for such freight costs are included within sales. Costs incurred within the warehouse to handle, store and ship product are reported within selling, general and administrative expense.

(f)	Revenue Recognition and Trade Accounts Receivable

The Company recognizes revenue when the following criteria are met:
•	goods are shipped from its warehouse locations, at which point the Company’s customers take ownership and assume risk of loss;

•	collection of the relevant receivable is probable;

•	persuasive evidence of an arrangement exists; and

•	the sales price is fixed or determinable.

6 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. In certain circumstances, the Company sells to its customers under special arrangements, which provide for return privileges. When selling under these special arrangements, the Company reduces its measurement of revenue by the estimated cost of potential future returns. The Company bases its estimates for sales returns on current and historical trends and experience.

Allowances established for returns were $183 and $229 as of December 31, 2010 and 2009, respectively. During 2010 and 2009, the Company recorded $756 and $728, respectively, as the sales value of merchandise returned by customers.

The Company extends credit to selected customers. Trade accounts receivable were reported at the amount management expects to collect from outstanding balances and was collateral for the line of credit. Any outstanding accounts receivable deemed not collectible were reserved for at the time such determination was made. Allowances established for uncollectible accounts receivable were $12 and $2 as of December 31, 2010 and 2009, respectively. During 2010 and 2009, the Company recorded $103 and $35, respectively, due to the write-off of uncollectible customer balances.

(g)	Income Taxes

Effective January 1, 2000, the Company and its shareholders elected to have the Company’s income taxed directly to the shareholders under Subchapter S of the Internal Revenue Code. Accordingly, the Company will not have a tax liability as long as the S Corporation election is in effect.

Management believes that it is more likely than not that the Company will continue to be taxed as an S Corporation, up through the date of sale of the principal assets of the Company to R.G. Barry Corporation, as further described in footnote 9, and thereafter until the Company is formally liquidated.

(h)	Impairment of Long-Lived Assets

Long lived assets, such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the individual assets within the group exceeds their fair value. Assets held for sale would be presented separately in the balance sheets, reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(i)	Fair Value Measurements

Financial Accounting Standards Board Accounting Standards Codification 820-10 (the overall Subtopic of topic 820 on fair value measurements and disclosures) provides guidance on fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This accounting standard provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

7 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
•	Level 3 inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

(j)	Recently Issued Accounting Standards

At December 31, 2010, there were no recently issued accounting standards that would have significant effect on the Company upon implementation.
(2)	Property, Plant and Equipment

Property, plant and equipment at December 31, 2010 and 2009 consisted of the following:

			Estimated
	2010	2009	life in years
Furniture and fixtures	$31	$61	10
Auto	169	83	5
Machinery, equipment and software	182	213	2–8
Leasehold improvements	147	131	9–10

Total property, plant and equipment	529	488
Less total accumulated depreciation	235	227

Net property, plant and equipment	$294	$261

(3)	Revolving Credit Facility and Long-term Debt
The Company had a revolving line of credit facility (the “Credit Facility”) with IronStone Bank that expired on July 25, 2010 and was not renewed at the Company’s option. The Credit Facility of $1,000 had an annual interest rate set at the highest prime rate published from time to time in the Money Rate table of The Wall Street Journal (the “Index Rate”). The interest rate was subject to change on a daily basis with changes becoming effective on the calendar date the Index Rate changes. The interest rate would not fall below the minimum rate of 4.00% per annum.
The Credit Facility was secured by a Uniform Commercial Code first lien security interest in (i) all of the Company’s inventory, furnishings, fixtures, equipment and additions and accessions thereto, whether now owned by the Company or hereafter acquired, (ii) all of the Company’s general intangibles and accounts receivable, whether presently existing or arising in the future, and (iii) all proceeds and products from the foregoing (including insurance proceeds).

8 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
For any loan outstanding using the Credit Facility, the Company was obligated to maintain certain financial covenants, including a tangible net worth of $3,000 and a debt-service coverage ratio of at least 1.35:1.00. In addition, the Company was obligated to provide IronStone Bank with financial and tax return information periodically as requested. There was no balance outstanding on the line of credit at the end of 2009, and the Company was in full compliance with covenants of the Credit Facility.
On January 23, 2009, the Company was granted a loan from IronStone Bank in the amount of $50 at an annual interest rate of 12.5% to finance the purchase of a vehicle. Monthly payments, including interest and principal, were $1 per month over the 60 month period of the loan. Recourse in the event of default would apply to both the vehicle and to the Company.
On April 10, 2009, the Company was granted a loan from CIT. in the amount of $20 at an annual interest rate of 12.5% to finance the purchase of computer software. Monthly payments, including interest and principal, were $0.7 over a 36 month period, with recourse in the event of default to the Company. The balance of this loan was paid during 2010.
On November 21, 2010, the Company was granted a loan from US Bank in the amount of $86 at an annual interest rate of 3.99% to finance the purchase of an additional vehicle. Monthly payments including interest and principal, was $1.3 over the 60 month period of the loan. Recourse in the event of default would apply to both the vehicle and to baggallini, Inc.
Long-term debt at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Note payable date April 10, 2009 to CIT	$—	$16
Note payable dated January 23, 2009 to IronStone Bank	33	43
Note payable dated November 21, 2010 to US Bank	85	—

	118	59
Less current installments	23	26

Long-term debt, excluding current installments	$95	$33

The future principal payment obligations on long-term debt at December 31, 2010 were:

2011	$23
2012	24
2013	25
2014	16
2015	15
Thereafter	15

Total	$118

9 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
(4)	Lease Commitments
The Company leases certain equipment under non-cancelable operating leases with terms of two to five years. In addition, the Company had a non-cancelable operating lease agreement with Dixie-Ann, LLC, an entity owned by the shareholders of the Company, to lease the warehouse and office facilities used by the Company. This facility lease agreement had an initial date of December 1, 2006 and a lease term of 12 years with a fixed escalating schedule of rent payments, as well as expenses recorded in relation to the lease.
A summary of the future minimum lease commitments at December 31, 2010 were as follows:

	Machinery &
	equipment	Facility	Total
2011	$12	$409	$421
2012	10	419	429
2013	8	430	438
2014	—	441	441
2015	—	452	452
Thereafter	—	1,387	1,387

Total	$30	$3,538	$3,568

Substantially all of these operating lease agreements have no further contractual renewals and require the Company to pay insurance, taxes and maintenance expenses. Rent expense under non-cancelable operating lease arrangements in 2010 and 2009, reported as part of selling, general and administrative expense was $449 and $430, respectively. All of the facility lease payments are due to a related party, Dixie-Ann, LLC, which is a separate legal entity owned by the shareholders of the Company. Within rent expense reported, $425 was included in 2010 and $425 in 2009 to Dixie-Ann, LLC for facilities rent.
(5)	Employee Retirement Plans
The Company sponsors a 401(k) plan for all its eligible salaried and nonsalaried employees. Effective January 1, 2004, the Company adopted a 3% non-contributory Safe Harbor 401 provision for all eligible plan participants. The Company’s contributions in cash to the 401(k) plan were $100 and $99 for 2010 and 2009, respectively.
(6)	Related-party Transactions
Dixie-Ann, LLC, a separate legal entity owned by the shareholders of the Company, leased the warehouse/office facility used by the Company under a formal lease agreement. A new lease agreement was negotiated with Dixie-Ann, LLC for continued rental and use of the warehouse/office facility at the time of the sale of the principal assets of the Company to R.G. Barry Corporation, as further discussed in footnote 9.
(7)	Customer Concentration
During 2010, sales to one customer represented 11.0% of total net sales and no other individual customer equaled or exceeded 10% or more of total net sales. During 2009, no individual customer equaled or exceeded 10% of total net sales.

10 – Exhibit 99.1

baggallini, Inc.
Notes to Financial Statements
As Of And For Years Ended December 31, 2010 and 2009
(in thousands)
(8)	Contingent Liabilities
The Company is from time to time involved in claims and litigation considered normal in the course of its business. While it is not feasible to predict the ultimate outcome, in the opinion of management, the resolution of pending legal proceedings is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.
(9)	Subsequent Events through June 13, 2011
After the close of business on March 31, 2011, the Company sold its principal business assets, including trade names and other intangible assets, to R.G. Barry Corporation for $34,557 along with certain liabilities assumed by the buyer, including a working capital adjustment payment based on net working capital compared to a minimum threshold. These financial statements are presented on a pre-acquisition basis. In connection with this transaction, $116 in transaction related legal expense was incurred and included in selling, general and administrative expenses during 2010 in the statement of income.

11 – Exhibit 99.1